 Filed pursuant to Rule 424(b)(3)

Registration No. 333-179302

 PROSPECTUS

Prospectus

VANTONE REALTY CORPORATION

5,000,000 SHARES OF COMMON STOCK

PRICE PER SHARE: $0.02

TOTAL OFFERING: $100,000

This prospectus relates to our initial public offering of 5,000,000 shares of our common stock at an offering price of $0.02 per share. The offering will commence once this prospectus becomes effective and will close no later than 180 days thereafter, unless we decide to extend the offering period, in our absolute discretion, by a further 90 days. We will pay all expenses incurred in this offering. The common stock is being offered on no minimum basis. Since there are no minimum purchase requirements, we may not receive any proceeds, or we may receive the only minimal proceeds from this offering. To the extent that we receive funds in this offering, they will be immediately available for our use since we have no arrangements to place funds in escrow, trust or similar account.

If all the shares offered by us are purchased, the net proceeds to us will be $95,488. This is our initial public offering, and no public market currently exists for shares of our common stock. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market.

We are offering our shares of common stock on a best effort basis. We are not required to sell any specific number or dollar amount of securities but will use our best efforts to sell the securities offered. This means there is no guarantee that we will be able to sell all or any of the shares being offered. Our common stock will be sold by our Director, and we will not be utilizing an underwriter for this offering. The intended methods of communication with potential investors include, without limitation, telephone and personal contacts. Such persons will not be paid any commissions or any other form of compensation for such sales. For more information, see the section of this prospectus entitled "Plan of Distribution."

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5.

Prior to this offering, there has been no public market for our common stock and we have not applied for listing or quotation on any public market. The offering price of $0.02 per share offered hereby was determined arbitrarily, based on a determination by our sole Board of Director of the price at which she believes investors would be willing to purchase the shares, the lack of liquidity resulting from the fact that there is no present market for our stock, and the high level of risk considering our lack of profitable operating history; however, the offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria, and has not been determined by any independent financial evaluation.  After the effective date of the registration statement, we intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We are a "emerging growth company" as defined under the Jumpstart Our Business Startups Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective Summary	3
Summary of Financials	4
Risk Factors	4-10
Use of Proceeds	11
Dilution	12
Plan of Distribution	13
Description of Securities to be registered	14-15
Interests of Name Experts and Counsel	16
Description of Business	16-21
Description of Property	21
Legal Proceedings	21
Common Equity and related stockholders information	22
Management’s Discussion and Analysis	23
Director and executive officers	25
Executive Compensation	26
Security ownership of Certain Beneficial owners	27
Disclosure of Commission Position on Indemnification	30

You may rely only on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

As used in this prospectus, references to “Vantone Realty Corporation.”, the “Company,” ”we” “our” or “us” refer to Vantone Realty Corporation, unless the context otherwise indicates.

THE FOLLOWING SUMMARY HIGHLIGHTED SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE " RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS.

Vantone Realty Corporation, is a start-up company incorporated in Texas on August 19, 2011. We intend to provide affordable housing to low and moderate-income families. We provide affordable housing options for low and middle income families. Our future homes will enrich the communities of Houston and revitalize the local economy. We seek to raise up to $100,000 from investors for this offering.

PRODUCTS and SERVICES

Our product is to build affordable homes in Houston's designated Houston Hope and Work Force Neighborhoods. The Houston Hope and Work force neighborhoods were created by the Houston Housing and Community Development Department (HHCD). The Houston HOPE Program strives to build strong and stable communities. Houston HOPE provides financial assistance to potential home buyers who are in designated Houston HOPE areas. We believe our future homes would be available for down payment assistance to potential clients who meet the specific criteria outlined by the HHCD.

In order to qualify for the program, applicants must demonstrate the ability to obtain a mortgage loan, demonstrate credit worthiness. The family's combined income must be at or below 80% of the area's median income. Approved applicants must also complete eight hours of home buyer education from a HUD-approved Housing Counseling Agency. The applicant must buy a new or existing home from a list of approved structures, invest at least $500 into the home-buying transaction, and live in the home for 10 years to satisfy the program eligibility criteria. Mortgage financing options through various selected lenders make it easier for new home buyers to get the assistance they need. Families are eligible for up to $30,000 in down payment assistance if they are not currently a property owner.

We will conduct affordable housing seminars to educate and draw publicity to our future homes build in those designated neighborhoods. We will be able to draw the attention of first-time buyers to buy homes in the Hope of Workforce neighborhoods. The regular seminars will focus on home buyer education and related topics. Home Buyer Education classes will strive to provide first time and repeat home buyers the information they need to make decisions when buying a home.

Our independent registered public accounting firm included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our registered independent auditors. The audited financial statements included with this annual report have been prepared on the going-concern basis which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business.

Our principal office is currently located at 12520 A1 Westheimer #139, Houston, Texas 77077. Our telephone number is 281-575-0636. Our fax number is: 281-575-6983. Our fiscal year end is December 31.

NUMBER OF SHARES OUTSTANDING

As of December 31, 2011, There were 3,500,000 shares of our common stock issued and outstanding.

OUR DIRECT PUBLIC OFFERING

We are offering for sale up to a maximum of 5,000,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.02 per share. The expenses associated with this offering are estimated to be $4,512, or approximately 4.5% of the gross proceeds of $100,000, if all the shares offered by us are purchased.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

BLANK CHECK ISSUE

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Our business purpose is to build affordable homes in Houston, Texas. In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to start-up companies with specific business plans even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies.

We have no plans or intentions to be acquired or to merge with an operating company nor do we have plans to enter into a change of control or similar transaction or to change our management.

EMERGING GROWTH COMPANY

We are an "emerging Growth Company" or "EGCs" as defined in the Jumpstart Our Business Startups Act. An EGC is defined as:

·	had less than $1 billion in total annual gross revenues during its most recently completed fiscal year; and

·	had the first sale of its common equity securities pursuant to an effective registration statement occur after December 8, 2011

We will ceased to be an EGC upon the earliest of the following to occur:

·	The last day of the fiscal year in which our total annual gross revenues $1 billion or more;

·	On the last day of the fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

·	the date on which we have during the previous 3-year period, issued more than $1 billion in non-convertible debt;

·	the date on which our company becomes a " large accelerated filer" for purposes of SEC reporting.

During the period of our EGC eligibility, we will enjoy the following relief from reporting, disclosure and auditing requirements:

·	We will be exempt from the auditor attestation on internal control requirements under Section 404(b) of the Sarbanes-Oxley Act of 2002.

·	the advisory vote on executive compensation required under Section 14A(a) of the Exchange Act;

·	the Section 14A(b) requirements relating to shareholder advisory votes on golden parachute compensation;

We have elected to opt out the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. We understand that our decision is irrevocable.

We believe that the disclosure provisions in the Jumpstart Our Business Startups Act, the" JOBS" Act, supersede, in certain existing rules and regulations. The "JOBS" Act allows the EGC' to comply with Item 402 of Regulation S-K by providing only the information required of a smaller reporting company and exempts an EGC from compliance with Section 404(b) of the Sarbanes-Oxley Act. However, the EGC's compliance with these "JOBS" Act provisions will not invalidate the CEO and CFO Sarbanes-Oxley certifications that the EGC's periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act. Furthermore, our ability to provide scaled financial statements and scaled MD& A disclosures and our ability to used scaled executive compensation disclosure requirements for smaller reporting companies are some of the benefits available to us.

Following is a brief summary of this offering:

Securities being offered	Up to 5,000,000 shares of common stock, par value $0.0001
Offering price per share	$ 0.02
Offering period	The shares are being offered for a period not to exceed 180 days.
Gross Proceeds to us	$100,000 assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for administrative expenses, implementation of our business plan, and working capital.
Number of shares outstanding before the offering	3,500,000
Number of shares outstanding after the offering if all of the shares are sold	8,500,000

ITEM 3. SUMMARY INFORMATION, RISK FACTORS.

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception August 19, 2011 through December 31, 2011 are derived from our audited financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

BALANCE SHEET DATA
Cash and Cash Equivalent	$10,000
Real Estate held for development	$25,000
TOTAL ASSETS	$35,000
Accrued Expenses	$3,866
TOTAL LIABILITIES	$3,866
TOTAL SHAREHOLDER'S EQUITY	$31,134
STATEMENT OF OPERATIONS
Revenues	$-
Net Loss	$(3,866)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this process before investing in our common stock.

RISK FACTORS RELATING TO OUR COMPANY

1. We have a very limited history of operations and accordingly, there is no track record that would provide a basis for assessing our ability to conduct successful building activities.

We were incorporated on August 19, 2011, and to date, have been involved primarily in organizational and limited activities. Accordingly, we have no track record of operational activities, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a homebuilder in Houston, Texas. Homebuilders often fail to achieve or maintain our operations, even in favorable market conditions. There is a substantial risk that we will not be sustainable in our homebuilding activities.

2. Our Independent Auditor has indicated that he has substantial doubts about our ability to continue as a going concern.

Our audited financial statements for the period from August 19, 2011, through December 31, 2011, were prepared based on the assumption that we will continue our operations as a going concern. We were incorporated on August 19, 2011, and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. We have incurred a net loss of $(3,866) for the period from August 19, 2011 (inception) to December 31, 2011, and we have had no revenues to date. Our future is dependent upon our ability to implement our business plans and upon our future profitable operations.

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3. Because our offering will be conducted on a "best efforts" basis, there can be no assurance that we can raise the money we need.

The shares are being offered by us on a "best efforts" basis without the benefit of a private placement agent. We can provide no assurance that this offering will be completely sold out. If less than the $100,000 maximum proceeds is available, our business plans and prospects for the current fiscal year could be adversely affected.

4. Our principal stockholder has significant voting power and may take actions that may not be in the best interest of all other stockholders.

Our sole officer and director, Tian Su Hua, controls approximately 100% of our current outstanding shares of voting common stock. He may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of corporate transactions. This concentration of ownership may expedite approvals of company decisions, or have the effect of delaying or preventing a change in control or be in the best interests of all our stockholders.

5. We may incur significant costs to be a public company to ensure compliance with U.S. corporate governance and accounting requirements, and we may not be able to absorb such costs.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other applicable rules implemented by the Securities and Exchange Commission. We expect all of these rules, and regulations significantly increase our legal and financial compliance and to make some activities more time-consuming and and costly. We may not be able to absorb these costs of being a public company which will negatively affect our business operations.

 6. Our internal controls may not be adequate because our sole executive officer, Tian Su Hua, occupies all corporate positions.

Because our sole executive officer, Tian Su Hua, occupies all corporate positions, we may not adequately administered our internal controls over disclosure or financial reporting.  A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of a simple error or mistake.  Since we have only one officer and director, the controls can easily circumvented by our sole officer and director which could result in adverse consequences to us.

 RISK FACTORS RELATING TO HOMEBUILDING INDUSTRY

7. The competitive conditions in the home building industry could increase our costs, reduce our revenues and earnings and otherwise adversely affect our results of operations and cash flows.

The home building industry is highly competitive and fragmented. We compete with a number of national, regional and local builders in Houston, Texas. We compete primarily based on price, location, design, quality, service and reputation. Some of our competitors have greater financial resources than we do. We also will compete with sales of existing homes and condominiums, foreclosure sales of existing homes and condominiums in Houston, Texas. A continued oversupply of competitively priced resale, foreclosure in our local markets could adversely affect our ability to sell our proposed new homes in Houston, Texas.

8. Home prices and sales activities in the Houston geographic market has a large impact on our results of operations because we conduct substantially all of our business in this market.

Home prices and sales activities in our targeted market will have a large impact on our results of operations because we conduct our business in Houston, Texas. It is our believe that the demand in our targeted market has been strong, the current slowdown in residential real estate demand and reduced availability of consumer mortgage financing have reduced the consumers seeking to purchase homes. As a result of the local economic conditions, potential customers may be less willing to buy new homes.

9. Our ability to sell homes and, accordingly, our results of operations, will be affected by the availability of mortgage financing to potential home buyers.

It is our believe that most home buyers finance their purchase of a new home through third-party mortgage financing. Increases in interest rates and decreases in the availability of consumer mortgage financing will depress the market for new homes. For instance, recent initiatives to tighten underwriting standards have made mortgage financing more difficult to obtain for entry-level home buyers. Even if potential home buyers do not experience difficulty securing mortgage financing for their purchase of a new home, increases in interest rates and decreased mortgage availability could make it harder for them to sell their existing homes. This could adversely affect the future sales of our proposed new homes.

10. Our business is subject to governmental regulations that may delay, increase the cost of, prohibit or severely restrict our development and home building projects and reduce our revenues and cash flows.

We are subject to laws and regulations that affect the land development and home building process, including laws and regulations related to zoning, permitted land uses, building design, access to water and other utilities, water and waste disposal and use of open spaces. We must also obtain permits and approvals from local authorities to complete residential development or home construction. The Texas laws and local regulations under which we and our subcontractors operate may result in delays in construction and development.

11. Our success depends on the availability of suitable undeveloped land and improved lots at acceptable prices and our working capital having sufficient liquidity to fund such investments.

Our success in building and selling of our proposed new homes depends in part upon the continued availability of suitable improved lots at acceptable prices. The availability of improved land for purchase at favorable prices depends on a number of factors outside of our control, including the risk of competitive over-bidding on land and lots and restrictive governmental regulation. Should suitable land opportunities become less available, the number of future new homes , we may be able to build and sell would be reduced, which would reduce revenue and profits. In addition, our ability to make land purchases will depend upon us having sufficient liquidity to fund such purchases. We may be at a disadvantage in competing for land due to our limited cash resources.

12. Raw material and labor shortages and price fluctuations could delay or increase the cost of home construction and adversely affect our operating results.

The homebuilding industry has from time to time experienced raw material and labor shortages in Houston, Texas. In particular, shortages and fluctuations in the price of lumber or in other important raw materials could result in delays in the start or completion of, or increase the cost of, developing our residential communities. In addition, we contract with subcontractors to construct our homes. Therefore, the timing and quality of our construction depend on the availability, skill, and cost of our local subcontractors in Houston, Texas. Delays or cost increases caused by shortages and price fluctuations could harm our operating results, the impact of which may be further affected depending on our ability to raise our future sales prices to offset increased costs.

13. Changes in economic and market conditions could result in the future sale of new homes at a loss or holding land in inventory longer than planned, the cost of which can be significant.

Land inventory risk can be substantial for homebuilders. We must continuously seek and make acquisitions of land for expansion into new markets and for replacement and expansion of land inventory within our current markets. The market value of buildable lots, and housing inventories can fluctuate significantly as a result of changing market conditions. In the event of changes in economic or market conditions, we may have to sell our future homes at a loss or hold land in inventory longer than planned. Inventory carrying costs can be significant and can result in losses in a poorly performing project or market.

RISKS RELATING TO OUR COMMON SHARES

14. The Company has 8,888,888,888 of preferred shares authorized and can issue them without shareholder consent. If these shares are issued, they could materially impact the common shareholder's rights, dilution, and value.

The Company has authorized 8,888,888,888 preferred shares of stock and can issue them without shareholder consent. Any issuances of preferred stock would have priority over the common stock with respect to dividend or liquidation rights. If the Company issues these shares, they have additional rights and privileges that could materially impact common shareholders. The future issuance of our authorized Shares and Preferred Stock may result in substantial dilution in the percentage of our Common Shares held by our then-existing stockholders.

15. You will incur immediate and substantial dilution of this price you pay for your shares.

Our existing stockholder acquired his shares at a cost of $.01 per share, a cost per share that is substantially less than the amount you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.02 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $.007 per share, $ (0.013) less than what you paid for them.

16. FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, FINRA has adopted rules that require in recommending an investment to a customer. A broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

17.  Our common shares will be subject to the “Penny Stock” Rules of the SEC and the trading market in our securities will be limited, which will make transactions in our stock cumbersome, which may reduce the value of an investment in our stock.

Our common stock is currently considered a "penny stock." The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in " penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national Securities Exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document which specifies information about penny stocks and the nature and significance of risks of the penny stock market. This disclosure and other requirements may adversely affect the trading activity in the secondary market for our common stock.

18.  There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the FINRA Over the Counter Bulletin Board after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such an application. If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so. There is no assurance that a market maker will file an application for quotation of our stock, or that, if filed, such an application will be accepted. Even if an application by a market maker for quotation of our common stock on the Over The Counter Bulletin Board is filed and accepted, a market for our common stock may not develop or be sustained.

19.  The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

 20.  The requirements of being a public company may strain our resources and distract our management.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002. These requirements may place a strain on our resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accountants addressing these assessments. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

21.  Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

22.  If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our Common Stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our Common Stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our Common Stock may find it difficult to sell their shares.

23. State securities law may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold pursuant to this offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited, which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

24. Stockholders may have limited access to information because we are not yet a reporting issuer and may not become one.

While we intend to file a Form 8-A promptly after this registration statement becomes effective and thereby becomes a “reporting issuer” under Section 12 of the Securities Exchange Act of 1934, we are not currently a reporting issuer and upon this registration statement becoming effective we will be required to comply only with the limited reporting obligations required by Section 13(a) of the Exchange Act. These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective, there are fewer than 300 shareholders. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC, and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act

ITEM 4. USE OF PROCEEDS

The net proceeds from the sale of up to 3,500,000 shares offered at a public offering price of $0.02 per share will vary depending upon the total number of shares sold. We expect to incur offering expenses estimated at approximately $4,512 for legal, accounting, and other costs in connection with this offering. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares.

PERCENT OF NET PROCEEDS RECEIVED

	40%	60%	100%
Shares Sold	2,000,000	3,000,000	5,000,000
Gross Proceeds	$40,000	$60,000	$100,000
Less: Offering Expenses	$(4,512)	$(4,512)	$(4,512)
Net Offering Proceeds	$35,488	$55,488	$95,488

The Use of proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering over the next twelve months. All amounts listed below are estimates.

	40%		60%	100%
Amount raised		$35,488	$55,488	$95,488
Legal and Accounting		$4,500	$4,500	$4,500
Web Site Design		$1,250	$1,250	$1,250
Civil Engineering Fees		$4,500	$4,500	$4,500
Architect drawings		$5,000	$5,000	$8,500
Project Consultants		$6,300	$12,600	$12,600
Marketing and Promotion		$3,900	$7,800	$23,400
Total Estimated Expenses		$25,450	$35,650	$54,750
Working Capital[1]		$10,038	$19,838	$40,738

[1] Working capital consist of office supplies, telephone, postages and other miscellaneous expenses.

Our offering expenses are comprised of legal and accounting expenses, SEC registration fees. Our director will not receive any compensation for her efforts in selling our shares. We intend to use the proceeds of this offering in the manner set forth above. We may attempt to raise additional funds via private placements or sales of securities to or loans from our director in order to make up any shortfall.

We do not intend to use the proceeds to repay loans, including the unsecured, non-interest bearing loans from our director nor salaries or other payments to our officer and director. At present, no material changes are contemplated. Should there be any material changes in the projected use of the proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses. We estimate that we will need approximately $4,500 per annum to cover expenses for public reporting, legal fees and auditing fees. Our Director has committed to loaning us in the aggregate up to $100,000 to help cover our costs over the next twelve months. In addition to changing allocations because of the amount of proceeds received, we may change the use of the proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of the proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

ITEM 5. DETERMINATION OF OFFERING PRICE

The Company will be offering the shares of common stock being covered by this prospectus at a price of $0.02 per share. The price of the shares we are offering was arbitrarily determined in order for us to raise up to $100,000 in this offering. The offering price bears no relationship to our assets, earnings, book value or other criteria of value. Among the factors considered were:

·       our cash requirements;

·       the proceeds to be raised by the offering;

·       our lack of operating history;

ITEM 6. DILUTION

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2011, as adjusted to give effect to the receipt of net proceeds from the sale of  shares of common stock for $0.02, which represents net proceeds after deducting estimated offering expenses of $4,512. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately following this offering.

The following table represents the related dilution under each offering scenario accordingly.

	2,000,000 shares are sold 40%	3,000,000 shares are sold 60%	5,000,000 Shares are sold 100%
Gross Proceeds less Offering Expenses	35,488	55,488	95,488
Historical Net Tangible Book Value Before the Offering	31,134	31,134	31,134
Historical Net Tangible Book Value Per Share Before the Offering	0.009	0.009	0.009
Historical Net Tangible Book Value after the Offering	66,622	86,622	126,622
Historical Net Tangible book Value per share after the Offering	0.012	0.012	0.015
Increase per share to Existing Shareholders	0.003	0.003	0.006
Dilution Per Share to New Shareholders	0.008	0.008	0.005
Dilution Percentage to New Investors in the Offering	40%	40%	25%

 ITEM 8. PLAN OF DISTRIBUTION

This prospectus relates to our initial public offering of 5,000,000 shares of our common stock at an offering price of $0.02 per share. The offering will commence once this prospectus becomes effective and will close no later than 180 days thereafter, unless we decide to extend the offering period, in our absolute discretion, by a further 90 days. We will pay all expenses incurred in this offering. The common stock is being offered by us on a no-minimum basis. Since there are no minimum purchase requirements, we may not receive any proceeds or we may receive only minimal proceeds from this offering. To the extent that we receive funds in this offering, they will be immediately available for our use since we have no arrangements to place funds in escrow, trust or similar account.

If all of the shares offered by us are purchased, the net proceeds to us will be $95,488. This is our initial public offering and no public market currently exists for shares of our common stock. Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

We are offering our shares of common stock on a best efforts basis. We are not required to sell any specific number or dollar amount of securities but will use our best efforts to sell the securities offered. This means there is no guarantee that we will be able to sell all or any of the shares being offered. Our common stock will be sold by our Director and we will not be utilizing an underwriter for this offering. The intended methods of communication with potential investors include, without limitation, telephone and personal contacts. Such persons will not be paid any commissions or any other form of compensation for such sales.

Prior to this offering, there has been no public market for our common stock and we have not applied for listing or quotation on any public market. The offering price of $0.02 per share offered hereby was determined arbitrarily, based on a determination by our sole Board of Director of the price at which she believes investors would be willing to purchase the shares, the lack of liquidity resulting from the fact that there is no present market for our stock, and the high level of risk considering our lack of profitable operating history; however, the offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria, and has not been determined by any independent financial evaluation.  After the effective date of the registration statement, we intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

Our sole officer and director, Tian Su Hua, will not receive commissions for any sales she originates on our behalf.  Our sole officer and director, Tian Su Hua, is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. Tian Su Hua is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. She is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He will not participate in selling and offering securities for any issuer more than once every twelve months.

The proceeds from the sale of the shares in this offering will be payable directly to Vantone Realty Corporation. Investors can purchase common stock in this offering by completing a Subscription Agreement and sending it together with payment in full to : Vantone Realty Inc. 12520 A1 Westheimer #138, Houston, Texas 77077. All payments must be made in U.S. currency either by personal checks, cashier checks. We reserve the right to either accept or reject any subscription. Subscriptions are irrevocable. Any subscription rejected will be promptly returned to the subscriber.

ITEM 9. DESCRIPTION OF SECURITIES TO BE REGISTERED.

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the Registration Statement of which this prospectus forms a part. Our authorized capital stock consists of 9,999,999,999 shares of Common Stock at par value $0.0001 per share and 8,888,888,888 shares of preferred stock at par value $0.0001 per share. We currently have 3,500,000 shares of Common Stock issued and outstanding; no preferred shares have been issued to date.

Common Stock:

Voting Rights: Each outstanding share of the Common Stock is entitled to one vote in person or by proxy in all matters that may be voted upon by shareholders of the Company.

Our Certificate of Incorporation and By Laws are not provided for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all the directors standing for election.

Preemptive Rights:  The holders of the Common Stock have no preemptive or other preferential rights to purchase additional shares of any class of the Company's capital stock in subsequent stock offerings.

Liquidating Right: In the event of the liquidation or dissolution of the Company, the holders of the Common Stock are entitled to receive, on a pro rata basis, all assets of the Company remaining after the satisfaction of all liabilities.

Conversion and Redemption: The shares of the Company’s Common Stock have no conversion rights and are not subject to redemption.

Dividends:  Holders of Common Stock are entitled to dividends as may be declared at the sole discretion of the Board of directors out of funds available.

PREFERRED STOCKS:

Preferred Shares: The Company authorized 8,888,888,888 preferred shares at par value $0.0001. As of December 31, 2011, no preferred shares have been issued. The designations and the powers, preferences and rights, and the qualifications or restrictions of the Preferred Shares are as follows:

The shares of Preferred Stock are authorized to be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are specified in the resolution or resolutions adopted by the Board of Directors providing for the issue.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock. We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible shares of our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

The 5,000,000 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act.  No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. Our 3,500,000 issued and outstanding shares have been held since August 19, 2011. In general, under Rule 144, immediately upon the completion of this offering, our affiliates who have beneficially owned shares of our common stock for at least six months, including the holding period of any prior owner other than another of our affiliates, would be entitled to sell within any three-month period those shares and any other shares they have acquired that are not restricted securities, provided that the aggregate number of shares sold does not exceed the greater of: (i) 1% of the number of shares of our common stock then outstanding, which will equal approximately 85,000 shares immediately after this offering, and (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date of the filing of a Notice of Proposed Sales of Securities Pursuant to Rule 144 with respect to the sale (iii) Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements to the availability of current public information about us.

STOCK TRANSFER AGENT

Transfer Agent and Registrar

Currently we do not have a stock transfer agent. We intend to engage a transfer agent in the near future.

ITEM 10. INTERESTS OF NAMED EXPERTS AND COUNSEL.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Kevin M. Murphy, Attorney-At-Law, has passed on the validity of the common stock being offered pursuant to this registration statement.

The financial statements included in this prospectus and the registration statement have been audited by KCCW Accountancy Corp to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

 ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT.

(A) DESCRIPTION OF BUSINESS

Vantone Realty Corporation is a start-up company incorporated in Texas on August 19, 2011. We are a development stage company. Our aim to build affordable housing in the city of Houston's designated HOPE and Workforce neighborhoods. Our future homes will have a variety of floor plans, be energy efficient, and conveniently located. We have already acquired a vacant lot in the Workforce neighborhoods. We seek to raise up $100,000 from our investors. By providing affordable housing options, our future homes will enrich the communities of Houston and revitalize the local economy.

PRODUCTS and SERVICES

Our product is to build affordable homes in Houston’s designated Houston Hope and Work Force Neighborhoods. The Houston Hope and Work force neighborhoods were created by the Houston Housing and Community Development Department (HHCD). The Houston HOPE Program strives to build strong and stable communities. Houston HOPE provides financial assistance to potential home buyers who are in designated Houston HOPE areas. We believe our future homes would be available for down payment assistance to our potential clients who meet the specific criteria outlined by the HHCD.

In order to qualify for the program, applicants must demonstrate the ability to obtain a mortgage loan, demonstrate credit worthiness. The family's combined income must be at or below 80% of the area's median income. Approved applicants must also complete eight hours of home buyer education from a HUD-approved Housing Counseling Agency. The applicant must buy a new or existing home from a list of approved structures, invest at least $500 into the home-buying transaction, and live in the home for 10 years to satisfy the program eligibility criteria. Mortgage financing options through various selected lenders make it easier for new home buyers to get the assistance they need. Families are eligible for up to $30,000 in down payment assistance if they are not currently a property owner.

We will conduct affordable housing seminars to educate and draw publicity to our future homes build in those designated neighborhoods. We intend to draw the attention of first-time buyers to buy homes in the Hope of Workforce neighborhoods. The regular seminars will focus on home buyer education and related topics. Home Buyer Education classes will strive to provide first time and repeat home buyers the information they need to make decisions when buying a home.

CITY OF HOUSTON'S DOWNPAYMENT ASSISTANCE PROGRAMS

 The Housing and Community Development Department (HCDD) Down Payment Assistance Programs is currently accepting applications for the Houston Homebuyer Assistance, Houston HOPE and Workforce Housing. In order to be considered for funding, all potential clients are required to contact and obtain mortgage financing through one of the mortgage companies listed on our Approved Lending Partners List. Under each mortgage company, only the listed loan officer(s) are allowed to originate loan(s) and submit grant request(s) on behalf of the client(s). The application process is open to the public and assistance will be granted on a first come, first serve basis.

	Houston Homebuyer Assistance	Houston HOPE	Workforce Housing
Sales Price Maximum	$200,160	$200,160	$150,000
Area Median Income (AMI) Limit	Up to 80% AMI	Up to 80% AMI	80 to 110% AMI
Qualifying Areas	City-Wide	Houston Hope and Revitalization Areas - ONLY	Houston Hope and Revitalization Areas - ONLY
Funding Amount(s)	$19,500	$30,000	$30,000
Property Age	New or Existing Properties	New or Existing Properties	New Properties
Affordability Period	10 Years	10 Years	10 Years

HOUSTON HOPE PROGRAM

City of Houston (City) Housing and Community Development Department (HCDD) has designed the Houston HOPE to provide financial assistance to low-to-moderate income homebuyers who are in the Houston HOPE areas or any area/neighborhood designated by the Mayor of Houston for revitalization. HCDD staff will administer Houston HOPE according to the policy and procedures set forth in the administrative guidelines. (add link to Administrative Guidelines) Funding for Houston HOPE will be available through the HOME Investment Partnerships (HOME) Program and the American Dream Down Payment Initiative (ADDI) Houston HOPE will provide direct financial assistance to offset portions of the down payment, closing costs, pre-paid items and principal required for home purchase.

 MARKETING AND PROMOTION

We will employ several marketing techniques to promote our homes during and after the building phase.

One marketing strategy will be on the grassroots level through the use of "farming" in the targeted neighborhoods. The term "farming" implies growing something. That's what you do when you farm your local neighborhoods. You plant the seeds of future business with potential purchasers of our home homes in these targeted neighborhoods. The term "targeted neighborhoods "will be used to describe neighborhoods in which the average income of the residences matches the eligibility requirements for the Houston HOPE program. Approximately, 300-500 fliers will be printed, outlining the special features of these designated neighborhoods. We believe that the fliers will not only convey the quality of our homes, but also briefly outline the financial options available to eligible participants. We believe that the fliers will draw the attention of possible buyers, if ten percent of these filers will be posted in community hubs such as local coffee shops, schoolyards and church lobbies.

Our staff will distribute the remaining fliers on foot, spending several afternoons knocking on the doors of residences in targeted neighborhoods, as well as residences already in designated HOPE and Workforce areas. Speaking with potential buyers directly is the best way to inform and engage the communities. When speaking to residents, we will explain the Houston HOPE and Workforce programs, specifically mentioning how these programs can benefit them as future owners of Vantone Realty. We will then outline in further detail the government assistance option available to them. The government can offer up to $30,000 for down payments and unlike renting, home ownership allows one to build up home equity. We understand that many of these low-income families are aging and facing mounting financial pressures. By highlighting statistics like this, not only can we inform, but also inform potential buyers about the home-ownership opportunities available to them.

We also plan to leverage the influence of community leaders in the area. Churches present an excellent venue for reaching potential buyers as pastors have a large network and have to concern for the well-being of their constituents. In low-income communities, life often centers around the church. Pastors are usually aware of those members of their congregation who are in need of government-subsidized housing. By educating the Pastor about the opportunities presented by Vantone Realty, we can easily reach and influence many potential buyers.

Another strategy will be to identify veterans who have already received down payment assistance from the Veteran Administration. VA home loans are available to veterans who meet specific eligibility requirements. Qualified veterans will have served at least 90 days of active duties and have not been dishonorably discharged. If a veteran has served less than 90 days, but was discharged for a service-related disability they may still qualify. Those surviving spouses who have not remarried and spouses of POW or MIA service personnel are qualified. In addition to regular VA loans, there are VA loans available for qualifying disabled veterans are eligible for additional assistance f qualified veterans. Veterans who are currently receiving VA home loans make excellent candidates for Vantone Realty as they are able to receive up to $30,000 down payment on top of their current veteran eligibilities benefits. Once aware of the financial opportunities available to them, veterans will realize that home ownership in Houston Hope and Workforce neighborhoods is in their best interest.

Another strategy will be on the working relationship between home builders and real estate agents. There is a strong incentive for real estate agents to refer qualified buyers to our homes. Real estate agents will typically receive up to 3% commission once the transaction is completed. By working together, we can expand our exposure and client base, while giving real estate agents a chance to increase their sales.

Our final strategy for marketing and promoting our homes will be through regular visits to the Section 8 offices in Houston. The purpose of the visits will be to educate Section 8 tenants about their housing options. Currently, Section 8 rental vouchers are for low to moderate-income families, persons with disabilities, and senior citizens. Under the Section 8 program, the tenant usually pays around 30% of their rent and the U.S. government subsidizes the rest in the form of a voucher. In some cases, however, tenants may be eligible for the government to pay their entire monthly rent. Many Section 8 residents are unaware that they are able to convert their Sect. 8 rental vouchers into a Sect. 8 home-ownership voucher. For more details about eligibility requirements and the conversion process, current Section 8 residents can schedule a meeting with their local Section 8 housing counselors.

HOME DESIGN AND DESIGN CENTERS

We are dedicated to providing quality, well-designed homes meeting the demands of today’s home buyers. The product line offered depends upon many factors, including the supply of existing housing and the demand for new housing in the general area. In order to ensure that we meet the demand in the marketplace, we will conduct qualitative and quantitative market research, including consumer focus groups after the effectiveness of this registration statement. This research will enable us to improve the linkage between the design of our homes and the community development and meet the specific lifestyle demands of our targeted home buyer. Our sources of raw building materials will mainly from local building material suppliers such as Home Depots, Lowe's. Home Depots and Lowe's are both publicly traded companies. Home Depots and Lowe's do not set a minimum purchase requirements for building materials and home appliances for homebuilders. We do not have any material contracts or exclusive agreements with Home Depots nor Lowe's.

Our product is designed to appeal to the potential home buyers. We will use external consultants that we believe are experts in their field to help perfect our homes, often utilizing experts with knowledge in regional architecture, exterior finishes and selections, or floor plan solutions that give our product an added edge. We take a focus and design products not only specific to the city in which they will be built, but to the individual neighborhood. Our aim is to provide each home with features that make it appeal to a specific lifestyle segment, while giving the plan flexibility through options and/or elevation variety that will appeal to our home buyers. This will allow our home buyers to feel as if we designed the house just for them.

COMPETITION

The home building industry is competitive. We compete with numerous home builders of varying sizes, ranging from local to national in scope, some of which have better financial resources than we have. We anticipate building homes in several community redevelopment neighborhoods with federal, state and cities incentives to lessen the competition from other builders. Most custom builders do not want to build in targeted neighborhoods that have ceilings on selling prices such as the Houston HOPE neighborhoods. We anticipate to build new single-family homes that sell for less than $99,000 and duplexes that sell for less than $129,000 in these community redevelopment neighborhoods. We also face competition from existing resale homes and, to a lesser extent, condominiums and rental housing. Competitions among local homebuilders are based on a number of interrelated factors, including location, reputation, amenities, design, quality and price. B builders of new homes compete not only for homebuyers, but also for quality of construction and workmanship, locations, financing, raw materials and skilled subcontractors.

REGULATION AND ENVIRONMENT MATTERS

We are subject to various local, state and federal statutes, ordinances, rules and regulations concerning zoning, building design, construction and similar matters, including local regulations which impose restrictive zoning and density requirements. City of Houston does not have zoning laws but it enforces deed restrictions in certain neighborhoods. We anticipate to complying with applicable building codes and zoning laws in our remodeling and building activities. As of December 31, 2011, compliance with such ordinances and related matters has not materially affected our operations, although it may do so in the future.

(B) DESCRIPTION OF PROPERTY

We own one residential lot which is intended to be developed into single family homes in Houston, Texas. We maintained our principal office at 12520 A1 Westheimer #139, Houston, Texas 77077. This office space is provided by our shareholder Tian Su Hua at no cost and there is no written agreement or lease.

(C) LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

 (D) MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

·         There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or quoted on the over-the-counter market. After the effective date of the Registration Statement relating to this Prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (FINRA) for our common stock to be eligible for quotation on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There is no assurance that a market maker will file an application for our stock to be eligible for quotation on the Over The Counter Bulletin Board, or that such an application, if filed, will be accepted. Even if an application by a market maker for our common stock to be eligible for quotation on the Over The Counter Bulletin Board is filed and accepted, a market for our common stock may not develop or be sustained.

•         If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

·         Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

HOLDER OF CAPITAL STOCKS

As of December 31, 2011 we have one holder of our common stock.

STOCK OPTION GRANTS

We do not have any stock option plans.

RIGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

(E) MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

PLAN OF OPERATION

Our plan of operations for the next twelve months is to proceed with the implementation of our business plan. We intend to begin to accomplish the steps described in the following table as of the date of effectiveness of the S-1 registration statement.

GOALS	PROJECT OUTCOMES	ESTIMATED COMPLETION DATES	ESTIMATE ANNUAL COST
Legal and Accounting Expenses	Compliance with financial reporting and internal controls	12 months	$4,500
Website Design	Creation of our corporate website	2- 3 months	$1,250
Civil Engineer or Surveyor's Fees	Subdivision of lands	6-12 months	$4,500
Architect drawings	Complete a set of plans for building permits	3-6 months	$5,000 to $8,500.
Project Consultants	Quality Control of construction project	6-12 months	$6,300 to $12,600
Marketing and Promotion	Marketing and public awareness activities	12 months	$3,900 to $23,400
Working Capital	Office supplies, telephone, postages and other miscellaneous expenses	12 months	$10,038 to $40,738

After the effectiveness of this S-1 registration statement, management anticipates an increase in operating expenses related to the following categories within the next twelve months:

ACCOUNTING AND LEGAL EXPENSES- Our estimate these related expenses will range from $4,500 for the next 12 months. After the effectiveness of this registration statement, we will become a public company. We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting.

CREATE OUR CORPORATE WEBSITE- It is part of our business plan to have our website. A website can convey our corporate images and services to our potential customers. We believe our estimated cost of $1,250 will be sufficient to cover our projected expense for website design.

SURVEYOR'S FEES- We are required to obtain surveyors' services related to subdivision of land. Our estimated cost for a surveyor' services will be $4,500. The Planning Commission for the City of Houston is responsible for the review and approval of application for subdivision of land.

ARCHITECT DRAWINGS- We are required to obtain several sets of architect drawings in connection with our proposed construction projects. We estimated the cost for architect drawings will be $5,000 to$7,500 per year.

PROJECT CONSULTANTS- Once we have obtained the necessary building permits from the City of Houston, we will be ready to build our residential homes. We will require to hire project consultants to monitor the quality control of our construction projects. We intend to spent $6,300 to $12,600 annually for project consultants.

MARKETING AND PROMOTION- After the effectiveness of this pending S-1 registration, we will be begin our marketing and promotion activities. Our staff will distribute our promotional fliers on foot, spending afternoons knocking on the doors of residences in targeted neighborhoods, as well as residences already in designated HOPE and Workforce areas. Speaking with potential buyers directly is the best way to inform and engage the communities. When speaking to residents, we will explain the Houston HOPE and Workforce programs, specifically mentioning how these programs can benefit them as future owners of our new homes and services. We will then outline in further detail the government assistance option available to them. The government can offer up to $30,000 for down payments and unlike renting, home ownership allows one to build up home equity.

The following table shows the projection of our building activities for three years:

	1st Year milestone	2nd Year milestone	3rd year milestone
Number of residential homes	2- 3 homes	3-5 homes	5-8 homes
Location of new residential homes	Houston, Texas	Houston, Texas	Houston, Texas
Estimated cost for each milestone	$100,000	$200,000	$300,000

LIQUIDITY AND CAPITAL RESOURCES

For the year ended December 31, 2011, our current assets was $35,000 and our total liabilities were $(3,866) which resulted in working capital of $31,134. We expect to raise additional capital through, among other things, the sale of equity or debt securities, private placement offerings, employee stock options plans, and advanced funds from our officer and director. Any deficiencies in general and administrative expenses will be covered from funds by our director and officer. Our officer and director, Tian Su Hua, has agreed to provide us a $100,000 line-of-credit at -0- interest for the next twelve months. We have filed the material agreement as Exhibit 10.1. The management believes that an existing $100,000 line-of-credit agreement with our officer and director will be sufficient to cover our operational expense for the next twelve months. The residential lot we currently own is large enough to accommodate up to eight homes. We believe that our future expenditures for the second and third years will be covered by revenues generate from sell of new homes and additional offerings for equity or debt securities, private placement offerings, employee options plans and funds from our officer and director.

RESULTS OF OPERATIONS

From August 19, 2011 (Inception) to December 31, 2011.

During the period, our incorporation in the State of Texas, we hired attorney for the preparation of this registration statement and our auditors to audit our financial statements. We have prepared a business plan. Our loss since August 19, 2011 ( Inception) to December 31, 2011 was $(3,866) for general and administrative expenses.

OFF-BALANCE SHEET ARRANGEMENT

The Company has no material transactions, arrangements, obligations or other relationships with entities or other persons that have or are reasonably likely to have a material current or future impact, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

GOING CONCERN

Our independent registered public accounting firm included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our registered independent auditors. The audited financial statements included with this annual report have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, the audited financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

(F) CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

(G) DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information relating to our current directors and officers including their name, age, and business experience.

Tian Su Hua, was born in Northeast China. She graduated with a Three Year Diploma of Accountancy in China. From 1964-1985, she hold several accounting jobs in China's private sectors. From 1985-1995 she engaged in the building construction business as a project supervisor in Shanxi Province, China, she has an extensive experiences in the construction industry dated back to 1982. From 1982 to 1990, she owned a concrete factory that employed well over 100 employees in Shanxi Province, China. From 1996- 2007, she holds a position as a Construction Project Manager at Ming Jia Xin Company. From 2008-2011, she holds a position as the board of director for Great Wall Builders Ltd. Form 2009-2011, she holds position as Officer and Director for Angel Charitable Foundation Inc; she coordinated with volunteers to find rental units for low income families.

Name Age: Business Address	Position
Tian Su Hua 68 13007 Greenway Chase Court, Houston, Texas 77072	President, CEO, Treasurer and Director

Each director of the Company serves for a term of one year or until his successor is elected at the Company’s annual shareholders’ meeting and is qualified, subject to removal by the Company’s shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

(H) EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid to our Principal Executive and Financial Officer for the fiscal year ended December 31, 2011.

SUMMARY COMPENSATION TABLE
Name and principal position Tian Su Hua, CEO/CFO	Year 2011	Salary ($) 0	Bonus ($) 0	Stock Awards ($) 0	Option Awards ($) 0	Non-Equity Incentive Plan Compensation ($) 0	Nonqualified Deferred Compensation Earnings ($) 0	All Other Compensation ($) 0	Total ($) 0

EMPLOYMENT AGREEMENT

There are currently no employment agreements or other contracts or arrangements with our Officer or Director. There are no compensation plans or arrangements, including payments to be made by us, with respect to our Officer, Director or Consultants that would result from the resignation, retirement or any other termination of any of our Director, officer or consultants. Most business activities to date have been undertaken by our Chief Executive Officer and other individual retained as independent contractors.

OPTION GRANT

During the period ended December 31, 2011 (from inception), no stock options or stock appreciation rights were granted to any of our directors or executive officers, none of our directors or executive officers exercised any stock options or stock appreciation rights, and none of them held unexercised stock options as of December 31, 2011. We have no long-term incentive plans.

OUTSTANDING EQUITY AWARDS

As of December 31, 2011, none of our director or executive officer held unexercised options, stock that had not vested, or equity incentive plan awards.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity. None of our Directors is independent.

(I) SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of December 31, 2011 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

The percentages below are calculated based on 3,500,000 shares of our common stock issued and outstanding as of December 31, 2011. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

		Amount and Nature
Name of Beneficial		of Beneficial	Percent of
Owner	Title Of Class	Ownership	Class
Tian Su Hua	Common	3,500,000	100%

(J)  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 19, 2011, the Company issued 3,500,000 shares of common stock to our officer and director of the Company for $10,000 cash and $25,000 non-cash asset consists of one residential lot. The transfer of non-cash asset was from Angel Charitable Foundation Inc. to Vantone Realty Corporation. The shares that were issued to Tian Su Hua in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act.

* On August 20,2011, We have entered into a $100,000 Line of Credit arrangement with our officer and Director at -0-% per annum.

*   Our Officer and Director, Tian Su Hua, has provided free office space for our principal office in Houston, Texas. The length of time for the office space is indefinite.

CORPORATE GOVERNANCE

As a small business issuer we are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Further, we have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent. We have no standing committees regarding compensation, audit or other nominating committees. We have no independent directors on our Board of Directors as defined in Item 407 of Regulation S-B.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, amendments, schedules, under the Securities Act, with respect to the shares to be sold in this offering. The registration statement and its exhibits, as well as our other reports filed with SEC, can be inspected and copies at SEC’s public reference room at:

Securities Exchange Commission

100 F Street, N.E.,

Washington, D.C. 20549-1004.

The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains in the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

ITEM 12A. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

Our bylaws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

__________________________________________________________________________________________________________________________________________________________________________________________________

Dealer Prospectus Delivery Obligation

Until ________, 201_, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

_____________________________________________________________________________________________________________________________________________________________________________________________________

FINANCIAL STATEMENT SCHEDULES

REPORT OF REGISTERED INDEPENDENT AUDITORS

Board of Directors

Vantone Realty Corporation

( A Development Stage Company)

We have audited the accompanying balance sheet of Vantone Realty Corporation (A development stage company) (the "Company") as of December 31 2011, and the related statements of operations, stockholder’s equity, and cash flows for the period from August 19, 2011 (inception) through December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31 2011, and the results of its operations and its cash flows for the period from August 19, 2011 (inception) through December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, accumulated deficit of $3,866 and has no cash flows from operations. These conditions raise substantial doubt as to the ability of the Company to continue as a going concern. These financial statements do not include any adjustments that might result from such uncertainty.

/s/ KCCW Accountancy Corp

Diamond Bar, California

February 1, 2012

VANTONE REALTY Corporation

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

December 31, 2011

ASSETS
CURRENT ASSETS:
Cash and Cash equivalents	$10,000
Total Current Assets	$10,000
Real Estate Held for Development	$25,000
TOTAL ASSETS	$35,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

Accrued Expenses	$3,866

Total current liabilities	$3,866

Preferred Stock, par value $0.0001 per share, 8,888,888,888 shares authorized, -0- issued	$-

Common stock, par value $0.0001 per share, 9,999,999,999 share authorized, 3,500,000 issued & outstanding	$350

Additional Paid-In Capital	$34,650

Deficit accumulated during development stage	$(3,866)

TOTAL STOCKHOLDERS' EQUITY	$31,134

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$35,000

The accompanying notes to financial statements are an integral part of these statements.

VANTON REALTY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

Period From August 19, 2011 ( Inception)

through December 31, 2011

REVENUE	$-

GENERAL AND ADMINISTRATIVE EXPENSES	3,866

LOSS FROM OPERATIONS	3,866

PROVISION FOR INCOME TAXES	-

NET LOSS	$(3,866)

NET LOSS PER SHARE: BASIC AND DILUTED	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING: BASIC AND DILUTED	3,500,000

The accompanying notes to financial statements are an integral part of these statements.

VANTONE REALTY CORPORATION

( A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOW

PERIOD FROM AUGUST 19, 2011(INCEPTION) THROUGH DECEMBER 31, 2011

Cash flows from Operating activities:
Net Loss		$(3,866)
Adjustments to reconcile net loss to net cash used in operations:
Increased in accrued expenses		$3,866
Net Cash used in operating activities		-
Cash flows from financing activities:
Proceeds from issuance of common stock		10,000
Net cash provided by financing activities:		10,000
Net Change in Cash		10,000
Cash and cash equivalents
Beginning		-
Ending		$10,000
Supplemental disclosure of cash flows:
Cash paid during the period for:
Interest expense	$
Income tax	$
Noncash transaction:
Issuance of common stock in exchange of real property		$25,000

Vantone Realty Corporation

(A Development Stage Company)

Statement of Stockholder’s Equity

Period From August 19, 2011 ( Inception) through

December 31, 2011

	Common Shares		Common Shares	Additional paid in Capital	Deficit Accumulated during Development Stage	Total Stockholder's Equity
Issuance of Common stock to founder for cash	1,000,000	-	$100	$9,900	$ -	$10,000
Issuance of Common stock to founder in exchange for contribution of land	2,500,000		250	24,750		25,000
Balance, August 19,2011	35,000,000		350			35,000
Net Loss	-		-	-	(3,866)	(3,866)
Balance, December 31, 2011	45,000,000		$350	$34,650	$(3,866)	$31,134

The accompanying notes to financial statements are an integral part of these statements.

VANTONE REALTY CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011

1. NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES

Basis of Presentation and Organization

Vantone Realty Corporation, a company in the developmental stage (the “Company”), was incorporated on August 19, 2011 in the State of Texas. The Company has conducted limited business operations and had no revenues from operations since its inception. The Company‘s business plan is to build affordable homes in Houston, Texas.

The Company’s year-end is December 31.

Going Concern

These financial statements were prepared on the basis of accounting principles applicable to going concern, which assumes the realization of assets and discharge of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company had an accumulated deficit of $3,866 as of December 31, 2011, and it had no revenue from operations.

The Company faces all the risks common to companies at development stage, including capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. The Company's losses raise substantial doubt about its ability to continue as a going concern. The Company's financial statements do not reflect any adjustments that might result from the outcome of this uncertainty.

The Company is currently addressing its liquidity issue by continually seeking investment capital through private placements of common stock and debt. The Company believes its current and future plans enable it to continue as a going concern. The Company's ability to achieve these objectives cannot be determined at this time. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts which may differ from those in the accompanying consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

Impairment of long-lived assets

The Company reviews its long-lived assets whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. Impairment is evaluated by comparing the carrying value of the long-lived assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, the Company would recognize an impairment loss at that date. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value (estimated discounted future cash flows) of the long-lived assets.

Net Income (loss) per Share

Basic income (loss) per share is computed by dividing net income by weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At December 31, 2011, the Company does not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its result of operations, financial position or cash flow.

2. INCOME TAXES

The Company has not yet realized income as of the date of this report, and no provision for income taxes has been made. At December 31, 2011, there were no deferred tax assets or liabilities.

3. STOCKHOLDER’S EQUITY

On August 19, 2011, the Company issued 1,000,000 shares of common stock to its director for $10,000 in cash, and 2,500,000 shares of common stock having a fair value of $25,000 to the same director in exchange for a non-cash asset consists of one residential lot.

4. SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2011 up through the date the Company issued these financial statements.